Exhibit 3.7

Submit in Duplicate Filing Fee $30.00* Must be Typewritten (Black)	MAIL TO: Colorado Secretary of State Corporations Office 1560 Broadway. Suite 200 Denver. Colorado 80202 (303) 866 2361 ARTICLES OF AMENDMENT to the ARTICLES OF INCORPORATION	For Office Use Only 941046718 $25.00 SOS 03-07-94 09:54

Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

FIRST: The name the corporation is (note 1) ALCOR SYSTEMS, INC.

SECOND: The following amendment to the Articles of Incorporation was adopted on May 11, 1992 as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

Such amendment was adopted by the board of directors where no shares have been issued

X	Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

A new ARTICLE XII will be added to the Articles of Incorporation of the corporation, as follows:

ARTICLE XII

Pursuant to Section 7-4-118(2), C.R.S., any action to be taken by the shareholders of the corporation for which the Colorado Corporation Code requires the vote or concurrence of the holders of two-thirds of the outstanding shares entitled to vote thereon, or any class or series, shall only require the vote or concurrence of the holders of a majority of such shares or class or series thereof.

THIRD:  The manner, if not set forth in such amendment, in which any exchange, reclassification. or cancellation of issued shares provided for in the amendment shall be effected, as follows: No Change

FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: No Change

ALCOR SYSTEMS, INC.		(Note 1)

By:	//signed//
Its Vice President

(Note 2)

and	/s/ Vern D. Kornelson
Its Secretary

(Note 3)

Its __________ Director

NOTES:	1. Exact current name of coporporation adopting the Articles of Amendmeents. (If this is a change of name amendment, the name before the amendment is filed).
2. Signatures and title of officers signing for the corporation.
3. Where no shares have been issued, signature of a director.